Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Harsco Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Salvatore D. Fazzolari, Richard M. Wagner, Stephen J. Schnoor and Mark E. Kimmel, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statement(s) on Form S-3 (the “Registration Statement”) relating to the registration of certain securities of the Company, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements, whether on Form S-3 or otherwise, or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
     Executed as of this 4th day of September 2010.

/S/ Salvatore D. Fazzolari	/S/ Terry D. Growcock

Salvatore D. Fazzolari	Terry D. Growcock
Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	Director

/S/ Stephen J. Schnoor	/S/ Henry W. Knueppel

Stephen J. Schnoor	Henry W. Knueppel
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	Director

/S/ Richard M. Wagner	/S/ D. Howard Pierce

Richard M. Wagner	D. Howard Pierce
Vice President and Controller	Director
(Principal Accounting Officer)

/S/ Geoffrey D. H. Butler	/S/ James I. Scheiner

Geoffrey D. H. Butler	James I. Scheiner
Vice Chairman and Director	Director

/S/ Kathy G. Eddy	/S/ Andrew J. Sordoni, III

Kathy G. Eddy	Andrew J. Sordoni, III
Director	Director

/S/ Stuart E. Graham	/S/ Dr. Robert C. Wilburn

Stuart E. Graham	Dr. Robert C. Wilburn
Director	Director